Exhibit 99.1

NEWS RELEASE

GP Strategies Completes RWD Technologies Acquisition

Elkridge, MD. April 18, 2011. GP Strategies Corporation (NYSE: GPX) announced that on April 15, 2011 its principal operating subsidiary, global performance improvement solutions provider General Physics Corporation (GP), completed its previously announced acquisition of certain operating assets and the consulting business of RWD Technologies, LLC (RWD), a consulting company that enables and drives successful business transformations and front-line effectiveness for Fortune 500 companies. The purchase price at closing was approximately $28 million, which was paid by GP using cash on hand and borrowing under its revolving credit facility. There is no earnout associated with the acquisition. GP Strategies anticipates that the acquired business will be accretive to earnings per share.

The acquired business generated revenue in excess of $65 million for the year ending December 31, 2010, and provides consulting, learning and development services in the petroleum, manufacturing, healthcare, automotive and pharmaceutical industries. Most of RWD’s business units will operate within GP as part of a new RWD Technologies Group, while other units will be integrated into existing GP operating groups.  The acquisition brings over 350 new employees to GP, and new offices to GP in Atlanta, Baltimore, Cincinnati and Houston in the United States, along with an office in Bogota, Colombia.

The operational leaders of RWD, including Patricia Begley, formerly the Chief Operating Officer of RWD, are joining GP as part of the acquisition.  Patricia Begley, James Parish, Brian Lapthorn, Gregory Long, R. Butler Newman, James Pickett and Deborah Ung will become officers of GP.  In addition, substantially all of the employees in the acquired operating units have been offered employment by GP and are remaining with the acquired business.

KPMG Corporate Finance LLC acted as exclusive financial advisor to RWD Technologies, LLC and its shareholders on the transaction.

DLA Piper LLP acted as GP’s legal advisor on the transaction.

About GP

GP is the principal operating subsidiary of GP Strategies Corporation (NYSE: GPX).  GP is a global performance improvement solutions provider of sales and technical training, e-Learning solutions, management consulting and engineering services.  GP’s solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients.  Clients include Fortune 500 companies, manufacturing, process and energy industries, and other commercial and government customers.  Additional information may be found at http://www.gpworldwide.com.

We make statements in this press release that are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  These statements reflect our current expectations concerning future events and results.  We use words such as “expect,” “intend,” “believe,” “may,” “should,” “could,” “anticipates,” and similar expressions to identify forward-looking statements, but their absence does not mean a statement is not forward-looking.  These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project.  For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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C O N T A C T S:

Scott N. Greenberg	Sharon Esposito-Mayer	Ann M. Blank
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-379-3640	410-379-3636	410-379-3725